ARTICLES OF ASSOCIATION OF THE MERCANTILE COMPANY
                         VENTOABREGO, SOCIEDAD LIMITADA

                    PART I - NAME, DURATION, ADDRESS, OBJECT


ARTICLE 1 - NAME

A Limited Liability Company Tto be known as VENTOABREGO, SL is hereby set up, governed by these Articles, and, where no provision is contained therein, by the Limited Liability Company Act, the Companies Register Regulations and other applicable provisions.


ARTICLE 2 - LIFE OF THE COMPANY

The Company is set up for an unrestricted period. The company shall commence trading on the date of execution of its incorporation documents.


ARTICLE 3 - REGISTERED OFFICE

The Company's registered office is in Carroceiros, Parroquia As Neves, Ortigueira, Coruna, Galicia. The Company may set up branches, agencies or offices in Spain or abroad, upon resolution of the Administrative Body, which may also resolve to move the registered office within the said municipal boundaries and to move branches, agencies or offices.


ARTICLE 4 - OBJECT

The object of the Company is:

(a) To operate on the electricity market in all its processes, from production and co-generation to sale and use of electricity, using all types of supply, including wind power, and taking any necessary or supplementary action for the purpose, complying at all times with current legislation in the trading area. Purchase, lease and concession of business franchises.

(b)  Research, development and use of new technology.

(c)  Real estate management, development and operation.

The Company may carry out the activities listed directly or indirectly, in whole or in part, through shareholdings in other companies with the same or similar objects.


                    PART II - REGISTERED CAPITAL AND SHARES

ARTICLE 5 - REGISTERED CAPITAL

The registered capital is THREE THOUSAND AND FIFTY EUROS, divided into FIVE THOUSAND SHARES, cumulative and indivisible, numbered from ONE to FIVE THOUSAND inclusive, with a par value of 0.61 Euros each. Shares forming the said registered capital are fully subscribed and paid up.


ARTICLE 6 - SHARE OPTION

In capital increases where new shares are created, each shareholder may acquire a number of shares proportionate to the par value of his current holding.

The option shall be exercised within the period set when adopting the increase resolution, which may not be less than one month from publication of the offer of the new shares for sale in the Official Bulletin of the Companies Register.

The Administrative Body may replace publication of the notice by a letter to each shareholder, and the deadline for acquisition of the new shares shall run from despatch of the said letter.


                            PART III - COMPANY SHARES

ARTICLE 7 - COMPANY SHARE SYSTEM

Shares may be transferred by all lawful methods,  but shall always be officially
registered.   The   foregoing    notwithstanding,    transfer   of   shares   to
non-shareholders is subject to the following rules:

The shareholder wishing to transfer all or part of his shares shall so state in a registered letter with receipt, which may be preceded by a fax, to the Administrative Body, stating the number of shares which he wishes to sell, the name and personal details of the initially selected purchaser and the sale price.

Transfer shall be subject to Company approval. The Administrative Body shall convene a Shareholders' General Meeting for the purpose to be held within a maximum of 45 days, to resolve as to consent to the transfer of shares to non-shareholders.

Shareholders wishing to purchase shall so state within 30 days of the date of receipt of notice from the Administrative Body by registered letter with receipt, or by fax to the Administrative Body, which shall communicate these replies immediately to the seller.

If more than one shareholder is interested in purchasing the shares offered for sale, allocation between them shall be proportionate to the number of shares held by each.

If shareholders wishing to purchase the shares offered disagree as to the price initially set by the seller, the final sale price of the shares shall be set by the Company auditor or, where appropriate, the Auditor appointed by the Companies Register for the Company's registered office, at the request of an interested party, in compliance with the provisions of Article 29 d. of the Limited Liability Companies Act.

If shareholders do not wish to purchase all the shares offered, the seller may proceed with the sale of shares under the agreed conditions and within a maximum period of thirty calendar days from the date on which the Administrative Body informed him of the negative reply of the remaining shareholders. Otherwise his right to carry out the proposed transfer shall lapse and, to put it into effect, he shall recommence the procedure set out in this article.

The proposed transfer system under this article shall apply when acquisition of shares has arisen as a consequence of judicial or administrative enforcement proceedings.

Restrictions provided in the article shall not apply to acquisition through inheritance, provided that those acquiring them can prove their status as legal heirs of the deceased shareholder. In other cases of acquisition as a result of death the transfer system set out in the previous paragraph hereof shall apply.


ARTICLE 8 - CORRESPONDENCE AND SHARE REGISTER

The Company shall keep a Share Register containing the personal details of shareholders, shares held and any changes arising. Any shareholder may consult the Share Register, which shall be kept by and under the responsibility of the Administrative Body. Shareholders may obtain a certification of their shares as they appear in the Share Register.


             PART IV - GOVERNMENT AND ADMINISTRATION OF THE COMPANY

ARTICLE 9 - COMPANY BODIES

The Company bodies are the General Meeting, which is the supreme authority and at which a majority vote is taken in matters within its jurisdiction, and an Administrative Body responsible for management, administration and representation of the Company, with powers vested in it under the law and these Articles.


                        CHAPTER ONE - THE GENERAL MEETING

ARTICLE 10

The General Meeting is the supreme body of the Company and its duly adopted Resolutions shall be binding upon all shareholders, including absentees, abstainers and dissidents.


ARTICLE 11 - CALLING

The General Meeting shall be convened by the Administrative Body. At least fifteen days shall elapse between calling a General Meeting and its planned date. The calling notice shall be sent out in duplicate to all shareholders appearing the Share Register, to the address appearing therein, and one copy shall be returned signed by the addressee. If he refuses to sign the duplicate, the calling notice shall be served upon him through a notary at the address given. The calling notice shall state the company name, venue, date and time of the meeting, agenda and person or persons sending it out.


ARTICLE 12

The Administrative Body shall call a General Meeting as and when it sees fit and at the request of a number of shareholders representing at least 5% of the company capital. In the latter case the meeting shall be called within the month following the date on which notice was served through notarial channels upon the Administrative Body. If the meeting is not called as provided in the previous paragraph, shareholders may appeal to the Judge of First Instance of the area in which the Company is situate, to call the meeting and appoint the [Chairman] and Secretary of the Meeting to be held.


ARTICLE 13

A General Meeting shall be held at least once during the first six months of each financial year to approve company management and, if appropriate, adopt the accounts for the previous financial year and resolve as to allocation of results. The Meeting may discuss and agree upon any matter submitted to it provided always that it is validly constituted and within its statutory powers, taking into account the matter to be discussed.


ARTICLE 14 - ADOPTION OF RESOLUTIONS

Company Resolutions shall adopted by majority vote validly cast provided always that it represents at least 5% of the voting capital. However, Resolutions on authorisation of share transfer to non-shareholders, capital increase or decrease, waiver of option rights in capital increases, changes in the method of organising the Company administration within the limits of these Articles, restructuring, merger, demerger, expansion or winding up of the Company and, in general, any amendment of the Articles of Association, the favourable vote of shareholders representing over 70% of the voting capital is required. The Meeting shall be quorate if attended by a number of shareholders enabling resolutions to be adopted by the majority required for the matter to be discussed. ARTICLE 15 - ATTENDANCE AT GENERAL MEETINGS

All shareholders may attend General Meetings. The Administrative Body shall attend General Meetings. They may be attended by Directors, Managers, Attorneys, Technical Advisers and any other persons who the Chairman of the Meeting considers should attend the Meeting in the interest of the correct running of Company affairs. The Chairman of the Meeting may, in principle, permit the attendance of whomsoever he wishes. The Meeting may revoke such authorisation.


ARTICLE 16 - UNIVERSAL MEETING

A General Meeting shall be validly constituted to discuss any business without prior notice provided always that the total company capital is present or represented and those present agree unanimously to hold the Meeting and on its Agenda. A Universal Meeting may be held anywhere in the country.


ARTICLE 17 - ORGANISATION OF THE MEETING

General Meetings shall be held in the area of the Company's  registered  office,
agency  or  branch.   Unanimous  meetings  may  be  held  wherever  shareholders representing the entire Company capital are present.

The Meeting shall be chaired by a member of the Administrative Body elected by shareholders present, except when the Administrative Body of the Company is a Board, in which case its Chairman shall chair the Meeting or, in his absence, its Vice-Chairman. If neither of the aforementioned are present, the person elected on each occasion by the majority of shareholders present at the Meeting shall chair it.

A member of the Administrative Body specially elected for the purpose by Shareholders present shall act as Secretary unless the administrative Body of the Company is a Board, in which case the Secretary of the Board shall act as Secretary of the Meeting or, in his absence, the Deputy Secretary. If neither of the aforementioned are present the person elected on each occasion by a majority of the shareholders present at the meeting shall act as Secretary.

It  shall  be   encumbent   on  the  Chairman  of  the  Meeting  to  direct  the
deliberations, to give the floor to speakers, and to determine the duration of successive contributions.


ARTICLE 18 -  MINUTES AND CERTIFICATION OF GENERAL MEETINGS

Minutes of each General Meeting shall be entered in the Book kept for the purpose, together with any resolution adopted and signed by the Chairman and Secretary. The Minutes may be approved by the General Meeting itself or, otherwise, within 15 days by the Chairman and the scrutinisers, one representing the majority and the other the minority. Resolutions of General Meetings may be produced whenever necessary by certification under current legislation.

Public registration of resolutions both of the Meeting and the Administrative Body shall be carried out by authorised persons. Any director may also do so without special appointment.


             CHAPTER TWO: THE ADMINISTRATIVE BODY AND REPRESENTATION

ARTICLE 19 - THE ADMINISTRATIVE BODY AND ITS COMPOSITION

Company administration may be entrusted to a sole director, to two directors acting in association or jointly and severally or to a Board, at the discretion of the General Meeting without amending the Articles of Association.

If the General Meetings opts for the Board, it shall comprise a minimum of three and a maximum of seven Directors. Appointment of such persons, who must be shareholders, is the province of the General Meeting. Appointment of Directors shall take effect as of their acceptance.

Board Meetings shall be called by the Chairman when he sees fit, or at the request of a least two Directors, who shall request a Meeting in writing or by fax, with five days notice, stating the matters to be discussed. A period of at least fifteen days must elapse between the date of the calling notice and that of the meeting. The calling notice shall include the Agenda, stating matters to be discussed and enclosing copy of any document to be tabled or submitted to the Board for approval.

The Board shall be considered quorate when the majority of its members are present or represented by a proxy. Proxies shall be appointed by letter to the Chairman. Resolutions shall be adopted by the absolute majority of those present at the Meeting.

Permanent delegation of some or all of its powers which may be so delegated to an Executive Committee or various appointed directors and the appointment of administrators to assume such office shall require the favourable vote of two thirds of the members of the Board and shall not take effect until it has been registered in the Companies Register.

A ballot without a meeting shall be valid provided that it is not opposed by any director. Discussions and Resolutions of the Board shall be entered in a Minute Book and signed by the Chairman and Secretary.

The Board shall elect from among its members a Chairman, Secretary and up to two Deputy Secretaries. The Secretary and the Deputy Secretaries need not be directors, in which case they may speak but not vote.

The Administrative Body, in whatever form, shall direct, administer and represent the Company within the confines of its object, and may discuss, resolve and operate completely freely in all matters not reserved for the General Meeting under the Law or these Articles, without prejudice to the appointment of any person by the Administration itself.


ARTICLE 20 - TERM OF OFFICE

Directors' terms of office are unrestricted. Votes representing over one half of the Company capital will be required to remove a director from office.

Persons precluded under Act 12/1995 of 11 May or other statutorily disqualified persons may not hold office as Directors.


ARTICLE 21 - REMUNERATION OF DIRECTORS

The office of Director carries no remuneration.


              SECTION IV - BALANCE SHEET AND DISTRIBUTION OF PROFIT

ARTICLE 22

The financial year shall commence on 1 January and end on 31 December of each year. Exceptionally, the first year shall commence on the date of registration of the Company.


ARTICLE  23

The Administrative Body, as provided in the Limited Liability Companies Act and other applicable commercial legislation, shall prepare annual accounts, a report on administration and propose the allocation of results and, where necessary, consolidated accounts and reports for submission to the General Meeting, when they have been checked and reviewed by the Auditors.


ARTICLE 24

Any shareholder may, within 15 days prior to a General Meeting held to rule as to the annual accounts, inspect the Company's annual accounts and position either personally or through an expert, taking such time as he sees fit for the purpose.


ARTICLE  25

The Company's liquid profits shall be distributed as follows, in accordance with
the  approved   balance  sheet.

(a) The necessary sum to cover statutory requirements or those of these Articles.

(b) The remainder of the profits shall be distributed each year between the shareholders unless such distribution is outvoted by 85% of the registered capital.


                     SECTION VI - WINDING UP AND LIQUIDATION

ARTICLE 26 - WINDING UP

The Company may be wound up on the grounds set out in the Limited Liability Companies Act. The General Meeting may be duly convened at any time decide to wind up and liquidate the Company.


ARTICLE 27 - LIQUIDATORS

The General Meeting which agrees the winding up of the Company shall also appoint liquidators who may be former members of the Administrative Body. The number of liquidators shall always be uneven. If the Meeting resolves on the appointment of the former Directors as liquidators and their number is even, the General Meeting shall decide which Director will not be appointed as liquidator.


ARTICLE 28 - LIQUIDATION PROCEDURE

Liquidation of the Company shall comply with statutory regulations and any others which are additional but not contradictory thereto agreed by the General Meeting which adopts the resolution to wind up the Company.


ARTICLE 29 - ARBITRATION

Any doubt, query or dispute arising in the interpretation or application of these Articles between shareholder among themselves or with the Company or Company bodies, except where otherwise provided by law, shall be resolved in the area of the registered office, by arbitrators appointed as provided in the current Private Arbitration Act, and all shareholders, the Company and its bodies shall be bound by the arbitration ruling.